                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Summit Properties, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(SUMMIT PROPERTIES LETTERHEAD)

March 30, 1998

Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Summit Properties Inc. to be held on Tuesday, May 12, 1998 at 10:30 a.m. at First Union National Bank, 12th Floor Auditorium, 301 South Tryon Street, Charlotte, North Carolina. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting we will review Summit's operations, report on 1997 financial results and discuss Summit's plans for the future. Our directors and management team will be available to answer any questions you may have from the floor.

Your vote is important to us. We hope that you will take the time to complete, sign and return the enclosed proxy card in the return envelope provided. Summit relies upon its stockholders to promptly complete, sign and return the cards in order to avoid costly proxy solicitation expenses. If you attend the meeting, as we hope you do, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person from the floor.

Thank you for your interest in Summit.

Sincerely,

Summit Properties Inc.

/s/ William F. Paulsen
William F. Paulsen
President

(LOGO)

                             SUMMIT PROPERTIES INC.
                             212 SOUTH TRYON STREET
                                   SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28281

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Summit Properties Inc. (the "Company") will be held Tuesday, May 12, 1998 at 10:30 a.m. at Two First Union Center, 301 South Tryon Street, 12th Floor, Charlotte, North Carolina for the following purposes:

          1. To elect two directors of the Company to serve until the 2001 annual meeting of stockholders and until their respective successors are duly elected and qualified.

          2. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

     Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

     The Board of Directors has fixed the close of business on March 2, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

     You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                         By Order of the Board of Directors

                                         /s/ Michael G. Malone

                                         Michael G. Malone, Esq.
                                         Secretary
Charlotte, North Carolina
March 30, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             SUMMIT PROPERTIES INC.
                             212 SOUTH TRYON STREET
                                   SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28281

                      ------------------------------------

                                PROXY STATEMENT

                      ------------------------------------

                    FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 1998
                                                                  MARCH 30, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summit Properties Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 12, 1998, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to vote upon the election of two directors of the Company and to act upon any other matters properly brought before them.

     This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 30, 1998. The Board of Directors has fixed the close of business on March 2, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 24,232,070 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted in determining the presence of a quorum. The affirmative vote of a plurality of votes cast at a meeting at which a quorum is present is sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors and any other matter. Broker "non-votes" are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED PRIOR TO SUCH TIME AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR THE BOARD OF DIRECTORS OF THE

COMPANY NAMED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THIS PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above; by filing a duly executed proxy bearing a later date; or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

     The Company's 1997 Annual Report, including financial statements for the fiscal year ended December 31, 1997, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material. A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY AT THE FOLLOWING ADDRESS: 212 SOUTH TRYON STREET, SUITE 500, CHARLOTTE, NC 28281, ATTN: MICHAEL G. MALONE.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of six members. At the Annual Meeting, two Class I directors will be elected to serve until the 2001 annual meeting of stockholders or until their successors are duly elected and qualified. The Board of Directors has nominated James H. Hance, Jr. and Henry H. Fishkind (the "Nominees") for election as Class I directors at the Annual Meeting. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company's Bylaws. See "Other Matters -- Stockholder Proposals" for a summary of these requirements.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THEIR NOMINEES, JAMES H. HANCE, JR. AND HENRY H. FISHKIND.

INFORMATION REGARDING NOMINEES, OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The following table and biographical descriptions set forth certain information with respect to the two Nominees for re-election as Class I directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 1999 and 2000 and the executive officers of the Company who are not directors, based on information furnished to the Company by such directors and executive officers. There is no family relationship between any director or executive officer of the Company. The following information is as of December 31, 1997, unless otherwise specified.

                                                               Number of Shares      Percent of
                                                   Director       and Units          All Shares
Name                                         Age    Since     Beneficially Owned    and Units(1)
----                                         ---   --------   ------------------    ------------
Class I Nominees for Election at 1998
  Annual Meeting
(Term to Expire in 2001)
-------------------------
  James H. Hance, Jr.......................  53      1994            15,994(2)            *
  Henry H. Fishkind........................  48      1994            15,795(3)            *
Class II Continuing Directors
(Term to Expire in 1999)
-------------------------
  Nelson Schwab III........................  53      1994            29,000(3)            *
  John Crosland, Jr........................  69      1995         1,161,843(4)          4.2%
Class III Continuing Directors
(Term to Expire in 2000)
-------------------------
  William B. McGuire, Jr...................  53      1994           920,294(5)          3.4%
  William F. Paulsen.......................  51      1994           956,722(6)          3.5%

---------------

* Less than one percent

(1) Assumes that all units of limited partnership interest ("Units") of Summit Properties Partnership, L.P., a Delaware limited partnership and the Company's principal operating subsidiary (the "Operating Partnership"), held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock and Units used in calculating this percentage assumes that all of the Units outstanding held by all persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock.

(2) The indicated ownership includes 1,000 shares of Common Stock held jointly by Mr. Hance and his spouse, and 9,000 shares of Common Stock subject to stock options exercisable within 60 days.

(3) The indicated ownership includes 9,000 shares of Common Stock subject to stock options exercisable within 60 days.

(4) The indicated ownership includes 6,000 shares of Common Stock subject to stock options exercisable within 60 days. The indicated ownership also includes (a) 307,311 Units owned by JMJ Associates Limited Partnership, a limited partnership in which Mr. Crosland owns an equity interest and indirectly serves as the general partner, (b) 387,646 Units owned by The Crosland Group, Inc., a corporation in which Mr. Crosland owns an equity interest (the "Crosland Group"), (c) 51,101 Units owned by Crosland-Erwin & Associates, No. VI, a general partnership in which the Crosland Group owns an equity interest, (d) 108,554 Units, 86,125 Units and 91,162 Units owned by Westbury Place Associates, Westbury Woods Associates and Westbury Park Associates, respectively, each a limited partnership with respect to which Mr. Crosland serves as co-general partner, (e) 2,381 Units owned by Crosland Investors, Inc., a corporation in which Mr. Crosland owns an equity interest and (f) 11,566 shares owned by the John Crosland, Sr. Trust, a trust with respect to which Mr. Crosland serves as co-trustee, as to all of which Mr. Crosland disclaims beneficial interest. Mr. Crosland owns 106,877 Units directly.

(5) The indicated ownership includes 620,313 Units, 40,000 shares of Common Stock subject to stock options exercisable within 60 days, 5,900 shares of restricted stock awarded under the Company's 1994 Stock Option and Incentive Plan (the "1994 Plan") that vest in five equal annual installments beginning in January 1996, 156,984 shares of Common Stock owned by certain related family trusts and 15,280 shares of Common Stock owned by a related family foundation with respect to which shares of Common Stock Mr. McGuire disclaims beneficial ownership.

(6) The indicated ownership includes 596,045 Units, 40,000 shares of Common Stock subject to stock options exercisable within 60 days, 11,700 shares of restricted stock awarded under the 1994 Plan that vest in five equal annual installments beginning in January 1996, and 39,535 shares of Common Stock owned by Mr. Paulsen's spouse and 92,958 shares of Common Stock owned by certain related family trusts with respect to which shares of Common Stock Mr. Paulsen disclaims beneficial ownership.

     Nominees for Election as Directors

     JAMES H. HANCE, JR. Mr. Hance has been a director of the Company since 1994. Mr. Hance is a Vice Chairman and the Chief Financial Officer of NationsBank Corporation, where he is responsible for NationsBanc Services Company, which performs NationsBank Corporation's operations functions, the Management Services Group, and NationsBank Corporation's finance group. He also has responsibility for NationsBank's non-bank consumer and commercial credit companies, NationsCredit Consumer Corporation and NationsCredit Commercial Corporation, and serves as Managing Director of several of NationsBank's banks and subsidiaries. Mr. Hance joined NationsBank Corporation in 1987. Mr. Hance is a Member of the Board of Visitors of the Duke University Fuqua School of Business and he is a Trustee of Washington University and a member of the Washington University National Council for the John M. Olin School of Business. He is on the Board of Directors of Caraustar Industries, Inc., Family Dollar Stores, Inc. and Lance, Inc. Additionally, Mr. Hance is a certified public accountant, a 1988 International Business Fellow, former Chairman of the Charlotte Chamber of Commerce and is the vice chairman of the Board of Trustees of the Charlotte Country Day School. Mr. Hance is 53 years old.

     HENRY H. FISHKIND. Dr. Fishkind has been a director of the Company since 1994. He is the President of Fishkind & Associates, Inc., a private economic and financial consulting firm based in Orlando, Florida that he founded in 1987. Dr. Fishkind is a member of the Board of Directors of Engle Homes. Dr. Fishkind served on the Florida Governor's Economic Advisory Board from 1979 to 1981. He is 48 years old.

     Incumbent Directors -- Term Expiring in 1999

     NELSON SCHWAB III. Mr. Schwab has been a director of the Company since 1994. He has been a Managing Director of Carousel Capital, a merchant banking firm based in Charlotte, North Carolina specializing in middle market acquisitions since 1996. Mr. Schwab served as Chairman and Chief Executive Officer of Paramount Parks from 1992 to 1995. Mr. Schwab is a Member of the Board of Directors of First Union National Bank, Silver Dollar City, Inc., Griffin Corporation, Illum Elex Corp., MJD Communications Inc., Critical Care Concepts and Burlington Industries. Mr. Schwab previously served as the Chairman of the Carolinas Partnership and the Charlotte Chamber of Commerce. Mr. Schwab is 53 years old.

     JOHN CROSLAND, JR. Mr. Crosland has been a director of the Company since 1995. He has been Chairman and Chief Executive Officer of The Crosland Group, Inc., a fully diversified real estate development company, since 1971. Mr. Crosland is a member of the Board of Directors of First Union National Bank, Turnberry Homes and Crosland Patton Smith. He has been active in the home-building industry holding office at local, state and national levels. From 1977 to 1989 he served as Chairman of the North Carolina Housing Finance Agency. Among his diverse civic involvement, Mr. Crosland was a founder and first Chairman of Charlotte's Habitat for Humanity; currently serves on the Habitat for Humanity International Affiliates Advisory Committee; was 1996 Chairman of the Davidson College Board of Visitors and is a member of the Davidson Board of Trustees. Mr. Crosland was honored by the home building industry by being named 1985 Builder of the Year by Professional Builder Magazine and has been inducted into both the National and North Carolina Housing Halls of Fame. Mr. Crosland is 69 years old.

     Incumbent Directors -- Terms Expiring in 2000

     WILLIAM B. MCGUIRE, JR. Mr. McGuire has served as the Chairman of the Board of the Company since 1994. Prior to the formation of the Company, Mr. McGuire served as a senior partner of the predecessor to the Company and as a general partner of each of the partnerships which transferred multifamily apartment communities (the "Communities") to the Company when it was formed. Mr. McGuire founded the predecessor to the Company in 1972. Mr. McGuire also founded McGuire Properties, Inc., a real estate brokerage firm, in 1972. He has been active in the following professional and community organizations: Residential, Multifamily and Urban Development Mixed Use Councils of the Urban Land Institute; Charlotte Advisory Board of NationsBank of North Carolina, N.A.; and The Charlotte City Club, serving on its Board of Governors as President. He was a Trustee of the North Carolina Nature Conservancy; a Founder and Director of Habitat for Humanity of Charlotte; and the Founder and President of The Neighborhood Medical Clinic. Mr. McGuire is 53 years old.

     WILLIAM F. PAULSEN. Mr. Paulsen is the President and Chief Executive Officer and a director of the Company, Vice President of Summit Management Company and Vice President of Summit Apartment Builders Inc. He has held these positions since 1994. Prior to the formation of the Company, Mr. Paulsen was a senior partner and the Chief Executive Officer of the predecessor to the Company and a general partner of each of the partnerships which transferred Communities to the Company when it was formed. Mr. Paulsen joined the predecessor to the Company in 1981. He was selected as North Carolina Entrepreneur of the Year in 1990. In addition to his responsibilities with the Company, Mr. Paulsen is a full Member and Residential Council Member of the Urban Land Institute. He is a Member of the Board of Directors of The Beach Company, a real estate investment company specializing primarily in commercial and resort development in the southeastern United States and is a trustee of The Asheville School. Mr. Paulsen also served as a Vice President of the Charlotte Apartment Association. He is 51 years old.

     Executive Officers Who Are Not Directors

     RAYMOND V. JONES. Mr. Jones has served as Executive Vice President/Development and Construction of the Company since 1994; however, he has notified the Company that he will be terminating his employment with the Company on or about May 1, 1998. Prior to the formation of the Company, Mr. Jones served as regional partner for the Charlotte division of the predecessor to the Company, as well as a general partner of several of the partnerships which transferred Communities to the Company when it was formed. Mr. Jones joined the predecessor of the Company in 1984. Mr. Jones is a member of the Board of Directors and Chairman of the Charlotte Mecklenburg Housing Partnership, a non-profit venture organized to provide low income housing. Additionally, he is a member of the Board of Directors of Golf Trust of America, Inc. a recently formed real estate investment trust listed on the American Stock Exchange. He also served as President of the Charlotte Apartment Association and the Apartment Association of North Carolina. Mr. Jones is 50 years old.

     MICHAEL L. SCHWARZ. Mr. Schwarz is an Executive Vice President and Chief Financial Officer of the Company. Prior to joining the Company in 1994, Mr. Schwarz was a co-founder and spent five years as the Senior Vice President and Chief Financial Officer of Industrial Developments International, Inc., a developer of industrial real estate. He is a certified public accountant. Mr. Schwarz served as the Chairman of the Board of The Study Hall of Emmaus House, a non-profit educational facility serving inner-city youths. Mr. Schwarz is 37 years old.

     WILLIAM B. HAMILTON. Mr. Hamilton is an Executive Vice President/Property Management of the Company and President of Summit Management Company, the Company's management subsidiary. Prior to joining the Company in December of 1996, Mr. Hamilton spent one year as a Senior Vice President with Insignia Management Group in Atlanta, Georgia where he was responsible for property and asset management for 50,000 multifamily apartments. For the four years immediately prior thereto, Mr. Hamilton was the President of NPI Property Management Corporation, where his management portfolio consisted of 31,000 multifamily apartments. Mr. Hamilton's experience in the property and asset management field for multifamily apartments has spanned more than 20 years. Mr. Hamilton has been designated a certified property manager by the Institute of Real Estate Management and a Certified Apartment Supervisor by the National Apartment Association. Mr. Hamilton is 49 years old.

     DAVID F. TUFARO. Mr. Tufaro has served as Executive Vice President of the Company since 1994. From 1994 to 1996, Mr. Tufaro served as Chief Operating Officer/Mid-Atlantic Region. Since then, Mr. Tufaro has assumed the position of Chief Investment Officer. Prior to the formation of the Company, Mr. Tufaro served as regional partner for the Baltimore division of the predecessor to the Company, as well as a general partner of several of the partnerships which transferred Communities to the Company when it was formed. Mr. Tufaro joined the predecessor of the Company in 1984. Mr. Tufaro currently serves as President of the Board of Directors of the Baltimore Corporation for Housing Partnerships, a non-profit housing sponsor for low income families, and is President of the Board of Directors of the Roland Park Community Foundation. Mr. Tufaro is 51 years old.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Board of Directors. The Company is managed by a six member Board of Directors, a majority of whom are independent of the Company's management. The Company's Board of Directors is divided into three classes, and the members of each class serve for staggered three year terms. The Board is composed of two Class I directors (Messrs. Hance and Fishkind), two Class II directors (Messrs. Schwab and Crosland), and two Class III directors (Messrs. Paulsen and McGuire). The Class I directors are up for election at the Annual Meeting. The terms of the Class II and III directors will expire upon the election and qualification of directors at the annual meetings of stockholders in 1999 and 2000, respectively. At each annual meeting of stockholders, directors will be reelected or elected for a full term of three years to succeed those directors whose terms are expiring. The Board of Directors met four times in 1997.

     Audit Committee. The Board has established an Audit Committee consisting of Henry H. Fishkind, James H. Hance, Jr., Nelson Schwab III and John Crosland, Jr. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met twice during 1997.

     Compensation Committee. The Board of Directors has established a Compensation Committee to determine compensation for the Company's executive officers. The members of the Compensation Committee are Henry H. Fishkind, James
H. Hance, Jr., Nelson Schwab III and John Crosland, Jr. The Compensation Committee exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's 1994 Stock Option Plan to the employee directors, management and other employees of the Company and its subsidiaries. The Compensation Committee met once during 1997.

     The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the function of such a committee.

     Each of the directors with the exception of Mr. Hance attended 100% of the total number of meetings of the Board of Directors and of the committees of the Board of which he was eligible to attend during 1997. Mr. Hance attended two meetings of the Board of Directors, one meeting of the Audit Committee, and was not able to attend the Compensation Committee meeting.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Directors of the Company who are also employees receive no additional compensation for their services as directors. Non-employee directors of the Company (the "Independent Directors") received an annual director's fee of $12,000 in 1997. Each Independent Director also receives $1,000 for each regular meeting of the Board of Directors attended, $1,000 for each special meeting of the Board of Directors attended, $250 for each committee meeting attended if held concurrently with a Board of Directors regular or special meeting and $500 for each committee meeting attended if not held concurrently with a Board of Directors regular or special meeting. Under the 1994 Plan, following each annual meeting of stockholders, each Independent Director also receives a non-qualified option to purchase 2,000 shares of Common Stock at a price equal to the market price of the Common Stock on the date of grant.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose compensation exceeded $100,000 during the fiscal year ended December 31, 1997 (together with the Chief Executive Officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                                                    Compensation
                                                                       Awards
                                                Annual         -----------------------
                                             Compensation      Restricted   Securities
                                           -----------------     Stock      Underlying    All Other
                                           Salary     Bonus      Awards      Options     Compensation
Name and Principal Position         Year   ($)(1)       $         ($)          (#)          ($)(2)
---------------------------         ----   -------   -------   ----------   ----------   ------------
William F. Paulsen................  1997   244,500   122,250     24,442(3)         0        4,750
  President and Chief Executive     1996   232,875         0    228,150(4)         0        4,750
  Officer                           1995   232,875    72,491          0            0        4,620
Raymond V. Jones..................  1997   173,000    86,000          0            0        4,750
  Executive Vice President/         1996   165,000    60,000    152,100(5)         0        4,750
  Development and Construction      1995   155,250   100,359          0            0        4,620
Michael L. Schwarz................  1997   173,000    86,500    196,775(6)         0        4,750
  Executive Vice President and      1996   155,250    38,812          0            0        4,750
  Chief Financial Officer           1995   155,250    63,414          0       30,000            0
David F. Tufaro...................  1997   155,250    20,000          0            0        4,750
  Executive Vice President and      1996   155,250    43,112    152,100(7)         0        4,750
  Chief Investment Officer          1995   155,250    40,000          0            0        4,130
William B. Hamilton(8)............  1997   173,000    43,250    179,375(9)         0            0
  Executive Vice
     President/Property             1996    13,308         0          0            0            0
  Management and President of
  Summit Management Company

---------------

(1) Includes amounts deferred under the Company's 401(k) plan. Under the plan, employees generally are permitted to invest up to 17% of their salary on a pre-tax basis, subject to a statutory maximum.

(2) Amounts represent matching contributions made by the Company to the Named Executive Officer's account under the Company's 401(k) plan.

(3) Pursuant to a Company policy which requires any cash bonus earned in excess of 50% of base salary to be paid in the form of Common Stock, Mr. Paulsen received an award of 1,157 shares of restricted stock on January 1, 1998 under the 1994 Plan that vests in two equal annual installments beginning in January 1999. The value of vested and unvested shares of such restricted stock as of December 31, 1997 was $24,442. Dividends will be paid on the shares of restricted stock.

(4) Mr. Paulsen received an award of 11,700 shares of restricted stock on January 12, 1996 under the 1994 Plan that vests in five equal annual installments beginning in January 1996. The value of vested and unvested shares of such restricted stock as of December 31, 1997 was $247,163. Dividends will be paid on the shares of restricted stock.

(5) Mr. Jones received an award of 7,800 shares of restricted stock on January 12, 1996 under the 1994 Plan that vests in five equal annual installments beginning in January 1996. The value of vested and unvested shares of such restricted stock as of December 31, 1997 was $164,775. Dividends will be paid on the shares of restricted stock.

(6) Mr. Schwarz received an award of 7,908 shares of restricted stock on January 2, 1997 under the 1994 Plan that vests in four equal annual installments beginning in January 1998. The value of vested and unvested shares of such restricted stock as of December 31, 1997 was $167,057. Pursuant to a Company policy which requires any cash bonus earned in excess of 50% of base salary to be paid in the form of Common Stock, Mr. Schwarz received an award of 1,126 shares of restricted stock on January 1, 1998 under the 1994 Plan that vests in two equal annual installments beginning in January 1999. The value of vested and unvested shares of such restricted stock as of December 31, 1997 was $23,787. Dividends will be paid on the shares of restricted stock.

(7) Mr. Tufaro received an award of 7,800 shares of restricted stock on January 12, 1996 under the 1994 Plan that vests in five equal annual installments beginning in January 1996. The value of vested and unvested shares of such restricted stock as of December 31, 1997 was $164,775. Dividends will be paid on the shares of restricted stock.

(8) Mr. Hamilton began employment on December 5, 1996.

(9) Mr. Hamilton received an award of 8,200 shares of restricted stock on January 2, 1997 under the 1994 Plan that vests in four equal annual installments beginning in January 1998. The value of vested and unvested shares of such restricted stock as of December 31, 1997 was $173,225. Dividends will be paid on the shares of restricted stock.

     Option Grants in Fiscal Year 1997. No options have been or will be granted to executive officers of the Company with respect to the fiscal year ended December 31, 1997.

     Option Exercises and Year-End Holdings. The following table sets forth the aggregated number of options to purchase shares of Common Stock exercised in 1997 and the value of options to purchase shares of Common Stock held on December 31, 1997 by the Named Executive Officers.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND
                       FISCAL YEAR-END 1997 OPTION VALUES

                                                                                         Value of
                                                            Number of Securities        Unexercised
                                                           Underlying Unexercised      in-the-Money
                                Shares                       Options at Fiscal       Options at Fiscal
                              Acquired On                       Year-End(#)           Year-End($)(1)
                               Exercise        Value            Exercisable/           Exercisable/
Name                              (#)       Realized($)        Unexercisable           Unexercisable
----                          -----------   -----------   ------------------------   -----------------
William F. Paulsen..........       0             0             40,000/0                 125,000/0
Raymond V. Jones............       0             0             27,000/0                 84,375/0
David F. Tufaro.............       0             0             27,000/0                 84,375/0
Michael L. Schwarz..........       0             0          39,000/18,000            105,374/72,000
William B. Hamilton.........       0             0               0/0                       0/0

---------------

(1) Based on a closing price of $21.125 per share of Common Stock on December 31, 1997, the last 1997 trading day for the Company's Common Stock.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

     The Company has entered into employment agreements (the "Employment Agreements") with each of Messrs. Paulsen, Jones, Tufaro, Schwarz and Hamilton. The agreements with Messrs. Paulsen, Jones, and Tufaro will expire on February 15, 1999 unless otherwise extended, although these officers can resign at any time after giving 180 days' prior written notice, without breaching such agreements. The agreement with Mr. Schwarz had an original term through February 16, 1996, and has been automatically extended until such time as terminated pursuant to the terms of such agreement. Mr. Hamilton's agreement will expire on December 5, 1998 unless otherwise extended pursuant to the terms of the agreement. The Employment Agreements provide that the officers will be paid the base salaries set forth next to their names in the Summary Compensation Table above, which amounts may be increased or decreased (subject to certain limitations) at the Compensation Committee's discretion, plus any other amounts the Compensation Committee, in its discretion, determines to award. The Employment Agreements also provide for certain severance benefits. If the employment of Messrs. Paulsen, Jones or Tufaro is terminated by either the Company without "cause" or by the employee for "cause" (as defined in the Employment Agreements) during the original term of the Employment Agreement, the terminated employee will be entitled to receive as severance an amount equal to his base salary, as in effect on the date of termination, through the remainder of his original term of employment under his Employment Agreement, payable over time. If the employment of Mr. Hamilton is terminated by the Company without "cause" or by Mr. Hamilton for "cause" (as defined in the Employment Agreements), Mr. Hamilton will be entitled to receive as severance an amount equal to his base salary as in effect on the date of termination for a period of twelve months, payable over time, if such termination occurs during the original term of his Employment Agreement, or for a period of six months, payable over time, if such termination occurs subsequent to the original term of his Employment Agreement. Upon the termination of the employment of Messrs. Paulsen, Jones or Tufaro by reason of death or disability, his estate or he, as the case may be, will be entitled to receive a payment equal to his base salary, as in effect on the date of termination, through the remainder of his original term of employment under his Employment Agreement, except that in the case of termination by reason of disability the amount of such benefit shall be offset by the proceeds of any disability plan awards provided by the Company. Upon the termination of the employment of Mr. Hamilton by reason of death or disability, his estate or he, as the case may be, will be entitled to receive a payment equal to his base salary, as in effect on the date of termination, for a period of twelve months, except that in the case of termination by reason of disability the amount of such benefit shall be offset by the proceeds of any disability plan awards provided by the Company. The Employment Agreements provide that if any of Messrs. Paulsen, Jones, Tufaro or Hamilton are terminated by the Company for "cause" or if they voluntarily terminate their employment (as defined in the Employment Agreements), no severance amount will be payable. If the employment of any of Messrs. Paulsen, Jones, Schwarz, Hamilton or Tufaro is terminated for any reason after the original term of his employment, no severance amount will be payable other than as provided in the Severance Agreements (as defined below) of Messrs. Paulsen, Jones, Schwarz and Hamilton.

     Each of these officers also entered into noncompetition agreements (the "Noncompetition Agreements") with the Company. These agreements (except for the agreements with Mr. Schwarz and Mr. Hamilton), subject to certain limited exceptions, prohibit such individuals from engaging, directly or indirectly, during the noncompetition period (the "Noncompetition Period") in any business which engages or attempts to engage in, directly or indirectly, the acquisition, development, construction, operation, management or leasing of any multifamily apartment residential real estate property within a 30 mile radius of any property that the Company owns, operates or manages or that the Company has undertaken to acquire, develop, construct, operate, manage or lease. The Noncompetition Period is the period beginning on the date of termination of employment and ending on the latest of (i) one year from the termination of their employment with the Company or (ii) the date on which the severance amounts described above cease. Prior to their termination of employment, subject to certain limited exceptions, the Noncompetition Agreements prohibit all of the executive officers from engaging in any businesses other than those of the Company without the prior written consent of the Board of Directors (or in the case of Mr. Schwarz and Mr. Hamilton, without the prior written consent of the President of Summit Properties Inc.). The Noncompetition Agreements with each of the officers also prohibit such officers for certain periods after their termination from the Company from hiring certain key employees of the Company or participating in any efforts to persuade such employees to leave the Company and from engaging in any manner, directly or indirectly, in any business which engages or attempts to engage in the acquisition, development, construction, operation, management or leasing of any of the Company's then existing communities or development or acquisition opportunities. Under the Noncompetition Agreements, such officers are prohibited from disclosing trade secrets and, for certain periods, other confidential information of the Company. Mr. Jones has notified the Company that he will be terminating his employment with the Company on or about May 1, 1998. Under the circumstances pursuant to which he has elected to terminate his employment, Mr. Jones will not be entitled to any payments or benefits under his Employment Agreement; however, Mr. Jones will be subject to the terms of a Noncompetition Agreement.

SEVERANCE AGREEMENTS

     On January 2, 1997, the Company entered into Severance Agreements with each of Messrs. Paulsen, Jones, Schwarz, Hamilton and McGuire (the "Severance Agreements"). The Severance Agreements provide for the payment of severance benefits of up to three times such officer's annual base salary and cash bonus in the event of the termination of the officer's employment under certain circumstances following certain "change in control" or "combination transactions" involving a consolidation or merger. The benefits payable under the terms of the Severance Agreements are subject to reduction by the amount of any severance benefits payable under applicable Employment Agreements.

STOCK PERFORMANCE GRAPH

     The following graph provides a comparison, from the Company's Initial Offering on February 15, 1994 through December 31, 1997, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Standard & Poor's 500 Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Total Return Index (the "NAREIT Index"), an industry index of 177 REITs (including the Company). The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide any stockholder with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. Data for the NAREIT Index and the S&P 500 Index were provided to the Company by SNL Securities LC.

                            TOTAL RETURN PERFORMANCE

        MEASUREMENT PERIOD           SUMMIT PROPERTIES                           NAREIT ALL
       (FISCAL YEAR COVERED)                INC.              S&P 500        EQUITY REIT INDEX
2/8/94                                           100.00              100.00              100.00
12/31/94                                         106.14              100.06               98.81
12/31/95                                         119.20              137.66              113.76
12/31/96                                         143.42              169.13              154.40
12/31/97                                         147.55              225.58              185.68

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Responsibilities of the Company's Compensation Committee. The Company's Executive Compensation Program is administered under the direction of the Compensation Committee of the Board of Directors of the Company, which is composed of all four Independent Directors. The specific responsibilities of the Compensation Committee are to:

     1. Administer the Company's Executive Compensation Program.

     2. Review and approve compensation awarded to the Company's executive officers pursuant to the Executive Compensation Program.

     3. Monitor the performance of the Company in comparison to performance by executive officers in conjunction with executive officer compensation.

     4. Monitor compensation awarded to executive officers of the Company in comparison to compensation received by executive officers of the Company's Comparative Compensation Peer Group, as defined below.

     Compensation determinations pursuant to the Executive Compensation Program are generally made at or shortly after the end of the fiscal year. At the end of the fiscal year, incentive cash bonuses are calculated pursuant to the funds from operations ("FFO") growth criteria which was contained in the respective Summit Properties Inc. Incentive Compensation Plan approved by the Compensation Committee prior to or at the beginning of the fiscal year. Payment of a cash bonus is subject to audited confirmation of Company financial performance, which occurs immediately after the end of the fiscal year. Also at the end of the fiscal year, base salaries and grants of long-term equity based compensation under the 1994 Plan are set for the following fiscal year.

     In fulfilling its responsibilities, the Compensation Committee takes into account recommendations from management as well as the specific factors enumerated herein for specific elements of compensation. The Compensation Committee periodically reviews comparative compensation data which includes data on the Company's Comparative Compensation Peer Group as well as data from other companies with attributes comparable to the Company.

     The Philosophy of the Compensation Committee. The philosophy of the Compensation Committee as reflected in the specific compensation plans included in the Executive Compensation Program is to:

     1. Attract, retain and reward experienced, highly motivated executive officers who are capable of effectively leading and continuing the growth of the Company.

     2. Place more emphasis on short and long-term incentive compensation which is dependent upon both Company and individual performance rather than base salary.

     3. Reward and encourage executive officer activity that results in enhanced value for stockholders.

     4. Link both short-term and long-term incentive compensation as much as possible to the achievement of specific individual and Company goals.

     Elements of Compensation. It is the belief of the Compensation Committee that the above philosophy can best be implemented through three separate components of executive compensation with each component designed to reward different performance goals, yet with all three components working together to satisfy the ultimate goal of enhancing stockholder value. The three elements of executive compensation are:

     1. Salary, which compensates the executive for performing the basic job description through the performance of routine designated tasks.

     2. Cash bonus, which rewards the executive for commendable performance of specially designated tasks or outstanding performance of routine designated tasks during the fiscal year.

     3. Stock options and/or stock grants, which provide long-term rewards to the executive in a manner directly related to the enhancement of stockholder value through an appreciated stock price.

     In administering each element of compensation, the Compensation Committee considers the integration of that element not only with the other two elements of compensation, but also with additional benefits available to the executive such as the 1996 Non-Qualified Employee Stock Purchase Plan, Company provided insurance benefits, and Company sponsored retirement savings plans.

     Base Salary. Base salaries for executive officers are set based on the following factors:

     1. Comparison to executive officer base salaries for the Comparative Compensation Peer Group (as defined below) to the extent such data is available.

     2. Individual performance of the routine designated tasks assigned.

     3. Overall experience of the executive officer.

     4. Historical relationship with the Company.

     As a result of the Compensation Committee's philosophy of focusing the compensation of the Company's executive officers on performance-based rewards, the base salaries of the executive officers are lower than the Comparative Compensation Peer Group.

     Base salary increases for executive officers are considered annually by the Compensation Committee. The granting of salary increases is dependent upon:

     1. The executive's performance in the following areas:

        a. Accomplishing the routine designated tasks of the position.

        b. Promoting Company values.

        c. Development and training of subordinate Company employees.

        d. Leadership abilities and team member abilities.

        e. The satisfaction of the executive officer's respective internal or external customers.

     2. Increased or revised job responsibilities.

     3. Comparison to the Comparative Compensation Peer Group.

     Based upon the above criteria, Messrs. Paulsen, Jones, and Schwarz were each awarded an increase in their 1997 base salary (as set forth in the above Summary Compensation Table).

     Cash bonuses. The Company's 1997 Incentive Compensation Plan rewards Company executives with annual cash bonuses based on favorable performance by both the Company and the individual executive. This plan was formulated to foster a team performance among the executive officers in accomplishing goals for growth in FFO per share of Common Stock ("per share FFO") while at the same time aligning executive annual cash incentive goals with stockholder goals through the translation of per share FFO growth into an appreciated share price. For 1997, 100% of Mr. Paulsen's cash bonus was dependent upon growth in per share FFO over the previous fiscal year. Mr. Schwarz's cash bonus was dependent in large part on per share FFO growth over the prior fiscal year and a minority portion of his cash bonus was dependent upon commendable performance of specially assigned tasks and outstanding performance of routine duties. The majority of

Mr. Hamilton's cash bonus for 1997 was dependent on the attainment of certain stabilized property operating income goals. The remainder of Mr. Hamilton's cash bonus was dependent upon commendable performance of specially assigned tasks and outstanding performance of routine duties. For 1997, the majority of Mr. Jones' cash bonus was dependent upon the success of new development projects and the achievement of targeted financial returns in excess of the Company's cost of capital. The remainder of Mr. Jones' cash bonus was comprised of (i) an objective component based on the achievement of certain property specific operating income and leasing goals and (ii) a subjective component based on his performance in promoting team building within the Company. For 1997, Mr. Tufaro's cash bonus was dependent upon his success in achieving specific results with respect to special projects assigned to him.

     Management has informed the Compensation Committee that to further promote the Company's philosophy of performance-based compensation for 1997, certain non-executive senior level officers also have cash bonus elements of compensation, wherein the majority of that cash bonus is dependent on per share FFO growth over the prior fiscal year.

     The 1997 Incentive Compensation Plan was approved by the Compensation Committee in September of 1996, thereby establishing the specific per share FFO growth criteria and requisite financial returns on development communities upon which executive officers' cash bonuses were dependent. For fiscal year 1997, the threshold per share FFO growth criteria was achieved. As a result, Mr. Paulsen received a cash bonus and Mr. Schwarz received the majority of his cash bonus, which was dependent on growth in per share FFO as well as that portion of his cash bonus based upon commendable performance of specially assigned tasks and outstanding fulfillment of routine duties. In fiscal year 1997, the required operating income growth goals for stabilized properties was not achieved and therefore Mr. Hamilton did not receive that portion of his cash bonus dependent upon such goals. Mr. Hamilton did, however, receive that portion of his cash bonus dependent upon commendable performance of specially assigned tasks and outstanding performance of routine duties. In fiscal year 1997, the required financial returns for certain development projects were achieved and Mr. Jones did receive a bonus relative to that performance. Furthermore, operating income growth and lease-up thresholds for certain properties developed by Mr. Jones were achieved and therefore he did receive that component of his cash bonus. Mr. Tufaro did receive a cash bonus relative to his success on certain special projects.

     Stock Options and Stock Grants. The Compensation Committee believes that awards of stock options or stock grants provide long-term incentive compensation to executive officers that is aligned most directly with the achievement of enhanced value for stockholders through an appreciating stock price. As such, the Compensation Committee believes that awards of stock options or stock grants should be made to executive officers in meaningful amounts on a regular basis. When granting stock, it is the intention of the Compensation Committee to utilize restricted stock grants subject to a three to five year vesting period, other than in instances where stock is granted in lieu of cash compensation, in which case the Compensation Committee may award unrestricted stock which is not subject to vesting.

     The number of stock options or stock grants awarded to an executive officer is based on the following criteria:

     1. Overall responsibility of the executive officer.

     2. Overall ability to contribute to an increase in FFO.

     3. Level of base salary component of compensation.

     4. Level of incentive cash bonus, in that any fiscal year cash bonus amounts in excess of 50% of the respective executive officer's base salary will be paid to that executive in restricted stock of comparable value.

     The Compensation Committee considers the awards of stock options or restricted stock grants on a current basis only. The existing stockholdings of an individual executive are not taken into consideration when awarding stock options or restricted stock grants.

     In 1997, no stock options were granted. However, effective January 1, 1997, the cash bonuses of Messrs. Paulsen and Schwarz exceeded 50% of their respective base salaries, and each such executive received restricted stock awards of comparable value. The shares of such restricted stock will vest 50% on January 1, 1999, and the remaining 50% will vest on January 1, 2000. In addition, effective January 1, 1997, Messrs. Schwarz and Hamilton received restricted stock awards. The shares of such restricted stock vested 25% on January 1, 1998 and will vest 25% on January 1st of each of the next three years.

     Definition of Funds from Operations (FFO). As noted above, certain elements of executive compensation are based on achieving specific goals in per share FFO growth. FFO is defined as income or loss before minority interest of unitholders of the Operating Partnership, extraordinary items and non-recurring formation expenses and certain non-cash items, primarily depreciation. Industry analysts consider FFO to be an appropriate measure of the performance of an equity REIT.

     Compensation of the Chief Executive Officer. Mr. Paulsen's total compensation for fiscal year 1997 consisted of base salary and a cash bonus. Based on per share FFO growth performance for fiscal year 1997, Mr. Paulsen received a cash bonus. The Compensation Committee believes that compared to the market, Mr. Paulsen's base salary and potential maximum cash bonus based on per share FFO growth of the Company, are each respectively and when combined, conservative in comparison to the Comparative Compensation Peer Group.

     Comparative Compensation Peer Group. The Compensation Committee compares both the individual components as well as total compensation of executive officers to compensation practices in the comparative market by periodically reviewing data on the Comparative Compensation Peer Group provided by management or outside consultants. The Comparative Compensation Peer Group is primarily a sampling of REITs with similar characteristics to the Company as well as some similar sized companies from other industries. Utilization of this comparative data provides assurance to both executive officers and the Company's stockholders that executive officers are being compensated adequately yet reasonably in the context of the overall market. While comparative market data is valuable in providing assurance of reasonable compensation for executive officers, the Company's stated policy of emphasizing performance-based compensation will result in base salaries for executive officers being below the comparative norm.

     A portion of the REITs that comprise the Comparative Compensation Peer Group as defined above are also included in the NAREIT equity index that is the basis for the Company Performance Graph contained elsewhere in this Proxy Statement, however, not all of those REITs are included in the Comparative Compensation Peer Group. The Compensation Committee believes that the equity REITs that comprise the Comparative Compensation Peer Group are the most direct comparisons for the Company and its Executive Compensation Program.

     Deduction Limit of $1 million Pursuant to Section 162(m). The Securities and Exchange Commission (the "SEC") requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code which limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted, while simultaneously providing Company executives with appropriate awards for their performance. The Company did not pay any compensation during 1997 that would be subject to Section 162(m).

     Submitted by the Compensation Committee:

     Henry H. Fishkind
     James H. Hance, Jr.
     Nelson Schwab III
     John Crosland, Jr.

     The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Fishkind, Hance, Schwab and Crosland. None of these individuals has served as an officer of the Company. Messrs. Hance, Schwab and Crosland serve as officers and directors of lending institutions that have provided financing and related services to the Company. James H. Hance, Jr. is a Vice Chairman and the Chief Financial Officer of NationsBank Corporation ("NationsBank") and Nelson Schwab III and John Crosland, Jr. are members of the Board of Directors of First Union National Bank ("First Union"). NationsBank and First Union have provided the Company with credit enhancements on certain of the Company's communities financed with tax-exempt bonds. First Union is also the joint provider of the Company's $150 million unsecured credit facility.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

     The following table sets forth the beneficial ownership of Common Stock for
(i) directors, the Chief Executive Officer and the other four most highly compensated executive officers of the Company, (ii) the directors (including Independent Directors) and such executive officers of the Company as a group, and (iii) each other person who is a stockholder of the Company holding more than a 5% beneficial interest in the Company. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares listed represents the number of shares of Common Stock the person holds plus the number of shares for which Units held by the person are redeemable (if the Company elects to issue Common Stock rather than pay cash upon such redemption). The extent to which the persons hold shares of Common Stock as opposed to Units is set forth in the footnotes.

                                                    Number of
                                                 Shares and Units    Percent of      Percent of
Name and Business Address                          Beneficially         All              All
of Beneficial owners*                                Owned(1)        Shares(2)     Shares/Units(3)
-------------------------                        ----------------    ----------    ---------------
DIRECTORS AND EXECUTIVE OFFICERS

William B. McGuire, Jr.(4).....................       920,294            3.8%            3.4%
William F. Paulsen(5)..........................       956,722            4.0%            3.5%
Raymond V. Jones(6)............................       420,502            1.8%            1.5%
David F. Tufaro(7).............................       360,765            1.5%            1.3%
Michael L. Schwarz(8)..........................        57,506             **              **
William B. Hamilton............................        14,194             **              **
Henry H. Fishkind(9)...........................        15,795             **              **
James H. Hance, Jr.(10)........................        15,994             **              **
Nelson Schwab III(9)...........................        29,000             **              **
John Crosland, Jr.(11).........................     1,161,843            4.7%            4.2%

ALL DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP (10 PERSONS).............     3,952,615           15.1%           14.4%

5% HOLDERS

Franklin Resources, Inc.(12)...................     3,601,801           15.4%           13.1%
Mutuelles AXA, AXA, and The Equitable
  Companies Incorporated(13)...................     1,223,600            5.2%            4.5%

---------------

 * Unless otherwise indicated, the address is: c/o Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, NC, 28281.

 **  Less than one percent.

 (1) The information in the above chart was provided by the stockholders listed and reflects their beneficial ownership known by the Company as of December 31, 1997.

 (2) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the Units held by other persons are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock.

 (3) Assumes that all Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock and Units used in calculating this percentage assumes that all of the Units outstanding held by all persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock.

 (4) The indicated ownership includes 620,313 Units, 40,000 shares of Common Stock subject to stock options exercisable within 60 days, 5,900 shares of restricted stock awarded under the 1994 Plan that vest in five equal annual installments beginning in January 1996, 156,984 shares of Common Stock owned by certain related family trusts and 15,280 shares of Common Stock owned by a related family foundation with respect to which shares of Common Stock Mr. McGuire disclaims beneficial ownership.

 (5) The indicated ownership includes 596,045 Units, 40,000 shares of Common Stock subject to stock options exercisable within 60 days, 11,700 shares of restricted stock awarded under the 1994 Plan that vest in five equal annual installments beginning in January 1996, and 39,535 shares of Common Stock owned by Mr. Paulsen's spouse and 92,958 shares of Common Stock owned by certain related family trusts with respect to which shares of Common Stock Mr. Paulsen disclaims beneficial ownership.

 (6) The indicated ownership includes 274,526 Units, 27,000 shares of Common Stock subject to stock options exercisable within 60 days, 7,800 shares of restricted stock awarded under the 1994 Plan that vest in five equal annual installments beginning in January 1996, and 38,652 shares of Common Stock owned by certain related family trusts with respect to which shares of Common Stock Mr. Jones disclaims beneficial ownership.

 (7) The indicated ownership includes 206,388 Units, 27,000 shares of Common Stock subject to stock options exercisable within 60 days, 7,800 shares of restricted stock awarded under the 1994 Plan that vest in five equal annual installments beginning in January 1996, and 19,920 shares of Common Stock owned by Mr. Tufaro's spouse and 41,361 shares of Common Stock owned by certain related family trusts with respect to which shares of Common Stock Mr. Tufaro disclaims beneficial ownership.

 (8) The indicated ownership includes 45,000 shares of Common Stock subject to stock options exercisable within 60 days.

 (9) The indicated ownership includes 9,000 shares of Common Stock subject to stock options exercisable within 60 days.

(10) The indicated ownership includes 1,000 shares of Common Stock held jointly by Mr. Hance and his spouse, and 9,000 shares of Common Stock subject to stock options exercisable within 60 days.

(11) The indicated ownership includes 6,000 shares of Common Stock subject to stock options exercisable within 60 days. The indicated ownership also includes (a) 307,311 Units owned by JMJ Associates Limited Partnership, a limited partnership in which Mr. Crosland owns an equity interest and indirectly serves as the general partner, (b) 387,646 Units owned by The Crosland Group, Inc., a corporation in which Mr. Crosland owns an equity interest (the "Crosland Group"), (c) 51,101 Units owned by Crosland-Erwin & Associates, No. VI, a general partnership in which the Crosland Group owns an equity interest, (d) 108,554 Units, 86,125 Units and 91,162 Units owned by Westbury Place Associates, Westbury Woods Associates and Westbury Park Associates, respectively, each a limited partnership with respect to which Mr. Crosland serves as co-general partner, (e) 2,381 Units owned by Crosland Investors, Inc., a corporation in which Mr. Crosland owns an equity interest and (f) 11,566 shares owned by the John Crosland, Sr. Trust, a trust with respect to which Mr. Crosland serves as co-trustee, as to all of which Mr. Crosland disclaims beneficial interest. Mr. Crosland owns 106,877 Units directly.

(12) The information reported is based upon an amended Schedule 13G filed with the SEC on February 10, 1998 reporting beneficial ownership as of December 31, 1997. The amended Schedule 13G indicates that these shares are beneficially owned as a group by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., Templeton Global Advisors Limited and certain direct and indirect investment advisor subsidiaries of Franklin Resources, Inc. (the "Advisor Subsidiaries"). Templeton Global Advisors Limited has sole voting and dispositive power over 2,284,900 shares. The following Advisor Subsidiaries have sole voting and dispositive power with respect to the following numbers of shares: Templeton Investment Counsel, Inc. (571,361 shares); Franklin Advisers, Inc. (255,000 shares); Templeton Investment Management Limited (215,300 shares); Templeton Management Limited ("TML") (172,000 shares); Templeton Investment Management (Australia) Limited (22,000 shares); and an account advised by TML under a sub-advisor agreement (1,500 shares). Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. are deemed to be beneficial owners of 2,284,900 shares through their direct or indirect ownership of Templeton Global Advisors Limited and the Advisor Subsidiaries. The principal business address of Franklin Resources, Inc., Charles B. Johnson and Rupert
     H. Johnson, Jr. is 777 Mariners Island Boulevard, San Mateo, CA 94404. The principal business address of Templeton Global Advisors Limited is Lyford Cay, P.O. Box N-7759, Nassau, Bahamas.

(13) The information reported is based upon an amended Schedule 13G filed with the SEC on February 17, 1998 reporting beneficial ownership as of December 31, 1997. The amended Schedule 13G indicates that these shares are beneficially owned as a group by Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle (collectively, the "Mutuelles AXA"), AXA, The Equitable Companies Incorporated, The Equitable Life Assurance Society of the United States and Alliance Capital Management L.P. The Equitable Companies Incorporated, The Equitable Life Assurance Society of the United States and Alliance Capital Management L.P. shall be collectively referred to as the "Equitable Companies." The indicated ownership includes 113,000 shares over which Mutuelles AXA, AXA and The Equitable Companies have shared voting power. The Equitable Life Assurance Society of the United States has sole dispositive power with respect to 113,000 shares, and Alliance Capital Management L.P. has sole voting power with respect to 1,744,900 shares and sole dispositive power with respect to 1,772,000 shares. The principal business address of Alpha Assurances I.A.R.D. Mutuelle and Alpha Assurances Vie Mutuelle is 100-101 Terrasse Boieldieu, 92042 Paris La Defense France. The principal business address of AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is 21 Rue de Chateaudun 75009, Paris France. The principal business address of AXA Courtage Assurance Mutuelle is 26 Rue Louis le Grand, 75002 Paris France. The principal business address of AXA is 23 Avenue Matignon, 75008 Paris France. The principal business address of The Equitable Companies Incorporated is 787 Seventh Avenue, New York, NY 10019.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act, as amended (the "Exchange Act") requires the Company's executive officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, the executive officers, directors and greater than 10% beneficial owners, all Section 16(a) filing requirements were satisfied, except that: (i) Mr. Schwarz inadvertently filed a Form 5 one week late; (ii) Messrs. Crosland and Schwab each inadvertently filed a Form 5 one month late; (iii) Mr. Moore inadvertently failed to report on Form 5 an acquisition of Common Stock pursuant to the Company's dividend reinvestment plan; (iv) Messrs. Fishkind and Hance each inadvertently failed to report on Form 5 a stock option grant; (v) Mr. Hamilton inadvertently filed a Form 3 to report his ownership of shares of Common Stock instead of filing a Form 5 to report two acquisitions of shares of Common Stock; (vi) Mr. Paulsen inadvertently failed to report on Form 5 acquisitions of Common Stock, pursuant to the Company's dividend reinvestment plan for himself directly as well as indirectly for the Katherine C. Paulsen Trust and the Caroline E. Paulsen Trust;
(vii) Mr. Paulsen inadvertently failed to file two Forms 4, one with respect to an indirect acquisition of shares of Common Stock by each of the Katherine C. Paulsen Trust and the Caroline E. Paulsen Trust and a second with respect to an indirect disposition of shares of Common Stock by each of the Katherine C. Paulsen Trust and the Caroline E. Paulsen Trust; and (viii) Mr. Tufaro inadvertently failed to file a Form 4 with respect to an acquisition of shares of Common Stock. Each of the above transactions was subsequently reported.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As discussed above, Messrs. Hance and Schwab serve as officers and directors of lending institutions that have provided financing and related services to the Company. James H. Hance, Jr. is a Vice Chairman and the Chief Financial Officer of NationsBank, and Nelson Schwab III is a member of the Board of Directors of First Union. Both NationsBank and First Union provided the Company with credit enhancements on certain of its communities financed with tax-exempt bonds. First Union is also the joint provider of the Company's $150 million unsecured credit facility.

LOANS TO OFFICERS AND EMPLOYEES

     The Board of Directors of the Company, including the Compensation Committee thereof, believes that ownership of the Company's Common Stock by executive officers and certain other qualified employees of the Company and its subsidiaries aligns the interest of such officers and employees with the interest of the stockholders of the Company in appreciating stock price. To further such goal of aligning the interest of such officers and employees with the interest of the stockholder of the Company, the Board of Directors on September 8, 1997 approved and the Company instituted a loan program under which the Company may lend amounts to or on behalf of certain of the Company's executive officers and key employees (hereinafter, a "Loan") for one or more of the following purposes: (i) to finance the purchase of Common Stock (A) by executive officers on the open market at then-current market prices and (B) by other eligible employees through the Company's 1996 Non-Qualified Employee Stock Purchase Plan; (ii) to finance an employee's payment of the exercise price of one or more stock options to purchase shares of Common Stock granted to such employee under the Company's 1994 Plan; or (iii) to finance the annual tax liability or other expenses of Messrs. Schwarz and Hamilton related to the vesting of shares of Common Stock which constitute a portion of a restricted stock award granted to such employee under the 1994 Plan. The maximum aggregate amount the Company may loan to an executive officer is $500,000, and the maximum aggregate amount the Company may loan to a qualified employee is $100,000. Currently, Messrs. Schwarz and Hamilton are the only executive officers to whom Loans have been extended for the purpose of financing the purchase of Common Stock or the payment of the annual tax liability related to the vesting of shares of Common Stock which constitute a portion of a restricted stock award.

     The relevant employee shall execute a Promissory Note and Security Agreement (the "Note") related to each Loan made by the Company. Each Note will bear interest at the applicable federal rate, as established by the Internal Revenue Service (the "Applicable Federal Rate"), in effect on the date of the Note and such rate shall be fixed and the Note shall become due and payable in full on the tenth anniversary of the Note (the "Maturity Date"). Shares of Common Stock which are the subject of a Loan serve as collateral (the "Collateral Stock") for the Note until such time as the Note has been paid in full. Until the Maturity Date, the employee to whom a Loan has been extended will only be required to repay such Loan through the application to the outstanding Loan balance of all dividends and distributions related to the Collateral Stock, first to interest, and the remainder, if any, to outstanding principal. Such employee may prepay the whole or any part of the principal amount of the Loan from time to time without premium or penalty. The Company's recourse against an employee under a Note for satisfaction of the Loan and all other amounts due is limited to the Company's rights to the Collateral Stock and 25% of the principal of the Note for which the employee is personally liable in the event of any deficiency which may arise upon a foreclosure and sale or other disposition of the Collateral Stock.

     As of February 28, 1998, the Company had extended Loans totaling $904,023.15 to its employees, including the amounts of $499,979.64 and $404,043.51 which were extended to Messrs. Hamilton and Schwarz, respectively. Loans to Mr. Hamilton in the amount of (i) $109,236.63 bear interest at 6.13% per year (i.e., the Applicable Federal Rate for Loans made in January 1998) and
(ii) $390,743.01 bear interest at 5.93% per year (i.e., the Applicable Federal Rate for Loans made in February 1998). Loans to Mr. Schwarz in the amount of (i) $93,077.13 bear interest at 6.13% per year (i.e., the Applicable Federal Rate for Loans made in January 1998) and (ii) $310,966.38 bear interest at 5.93% per year (i.e., the Applicable Federal Rate for Loans made in February 1998).

                                 OTHER MATTERS

INDEPENDENT AUDITORS

     The accounting firm of Deloitte & Touche LLP has served as the Company's and its predecessors' independent auditors since August 15, 1993. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

SOLICITATION OF PROXIES

     The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS

     Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company's proxy statement and form of proxy for the 1999 annual meeting of stockholders must have been received in writing by the Company by November 14, 1998. Such proposals must also comply with the requirements as to form and substance established by the Securities and Exchange Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, NC 28281, Attn: Secretary.

     Stockholder proposals to be presented at the 1999 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received in writing by the Company not earlier than January 13, 1999 nor later than February 11, 1999, unless the 1999 annual meeting of stockholders is scheduled to take place before March 13, 1999. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 60 calendar days prior to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than 120 days or later than 90 days prior to the earlier date or, if later, the tenth day following the date on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in the event the number of directors of the Company is increased and there is no public announcement made by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the Anniversary Date, stockholder nominations for such directors may be delivered to the Company not later than the tenth day following the date on which such public announcement is first made by the Company. Any such proposals should be mailed to: Summit Properties Inc., 212 South Tryon Street, Suite 500, Charlotte, NC 28281, Attn: Secretary.

OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

     PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF SUMMIT PROPERTIES INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    AND MAY BE REVOKED PRIOR TO ITS EXERCISE

    The undersigned hereby appoints Michael L. Schwarz and Michael G. Malone, and each of them acting separately, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of Summit Properties Inc. to be held on May 12, 1998 and at any and all adjournments and postponements thereof, to vote all shares of the capital stock of Summit Properties Inc. held of record by the undersigned on March 2, 1998, as if the undersigned were present and voting shares. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 1997 Annual Report to Stockholders.

1. To elect two Class I directors to hold office until the 2001 annual meeting of stockholders and until their successors are duly elected and qualified.

  Nominees:

                                   FOR    WITHHELD                                  FOR    WITHHELD
   James H. Hance, Jr.             [ ]      [ ]     Henry H. Fishkind               [ ]      [ ]

2. To consider and act upon any matters incidental to the foregoing or any matters which may properly come before the Annual Meeting or any adjournments and postponements thereof.
                                                       (Continued on other side)

    The shares represented by this Proxy, when properly executed, will be voted in the manner directed. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 ABOVE AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

                                             DATED                        , 1998
                                                  ------------------------

                                             -----------------------------------
                                             (Signature)

                                             -----------------------------------
                                             (Signature if held jointly)

                                             (Please date this Proxy and sign
                                             exactly as your name appears
                                             hereon. When signing as attorney,
                                             executor, administrator, trustee or
                                             guardian, please give your full
                                             title. If there is more than one
                                             trustee, all should sign. All joint
                                             owners should sign.)

                                             I PLAN TO ATTEND THE MEETING  [ ]